EX-12.1
8
STATEMENT OF COMPUTATION OF RATIOS

                                 EXHIBIT 12.1


                                 CHATTEM, INC.
           RATIO OF EARNINGS TO FIXED CHARGES-CONTINUING OPERATIONS
                            (DOLLARS IN THOUSANDS)



                                    For the Nine Months Ended
                                           August 31,                               For the Year Ended November 30,
                                    -------------------------           ----------------------------------------------------------
                                       1998           1997                   1997          1996           1995           1994
                                    ----------    -----------           ------------  -------------  -------------  --------------
Earnings
--------

Income from Continued Operations       24,080          9,369                 11,248          5,620          3,610           3,292
Fixed Charges                          19,490         12,061                 16,234         13,661         11,327           9,578
                                    ----------    -----------           ------------  -------------  -------------  --------------
                                       43,570         21,430                 27,482         19,281         14,937          12,870
                                    ==========    ===========           ============  =============  =============  ==============

Fixed Charges
-------------

Total Interest Expense                 19,232         11,838                 15,934         13,394         11,076           9,360
Interest component of
  operating leases                        258            223                    300            267            251             218
                                    ----------    -----------           ------------  -------------  -------------  --------------
                                       19,490         12,061                 16,234         13,661         11,327           9,578
                                    ==========    ===========           ============  =============  =============  ==============

Earnings to Fixed Charges Ratio           2.2            1.8                    1.7            1.4            1.3             1.3
-------------------------------     ==========    ===========           ============  =============  =============  ==============
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